EXHIBIT 10.15

                                BODIES EXHIBITION

                                   TERM SHEET
                                April 13th, 2005

         The intent of this document (the "`Term Sheet") is to set out the terms of an agreement between Premier Exhibitions, Inc., a Florida corporation, having its principal place of business at 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326 ("PB") and SAM Tour (USA), Inc., a Delaware corporation having its principal place of business at 8099 Palomino Drive, Naples, Florida ("CPI") made with effect as of this 13th day of April, 2005. This document is intended to be a binding agreement between PE and CPI with respect to the subject matter hereof until terminated or replaced by the definitive agreement(s).

                                 Confidentiality

         The terms and conditions described in this Term Sheet, including its existence, shall he confidential information and shall not be disclosed to any third party. If either party determines that it is required by law to disclose information regarding this Term Sheet or to file this Term Sheet with any governmental agency or authority, it shall, within a reasonable time before making any such disclosure or filing, consult with the party regarding such disclosure or filing and seek confidential treatment for such portions of the disclosure or filing as may be requested by the other party.


                          Proposed Terms and Conditions
Overview

         PE owns, controls and operates an exhibition known as "Bodies Revealed", an anatomy exhibition that is intended to tour the world, the first such exhibition being currently exhibited in Seoul, Korea. CPI and PE wish to enter into an agreement to produce and promote "Bodies Revealed" exhibitions in six (6) select markets throughout North America and the rest of the world.

Representations

         PE hereby represents and warrants, and recognizes that CPI has relied on such representations and warranties in committing to complete the transactions herein contemplated, as follows:

the historical information as to the dates, places and attendance of exhibits presented by PE's competitor during the period 1996 through October 2004, a copy of which is attached to this Term Sheet for identification, was obtained from information released by the competitor which PE believes to be accurate and complete in terms of the activity of the competitor over the period reported;

the "Breakeven Case" spreadsheet prepared by PE, a copy of which is attached to this Term Sheet for identification, represents PE's best estimation and forecast based on all available to it, the conclusion drawn from which it believes to be accurate;

PE knows of no other actual or potential competitor for the "Bodies Revealed" exhibition other than: Von Hagens who presently have exhibitions in Cleveland and Chicago having just completed an exhibition in Los Angeles; and, the "rogue" exhibitor in San Francisco;

To the best of PE's knowledge and belief, there is no other acceptable technology for the preservation and exhibition of human bodies other than: the process used by the competitor, Von Hagens (plastination); and, the "polymer preservation" process patented by Dow Corning and licensed (the chemical patent and the use patent) exclusively to Corcoran Laboratories for the preservation of human bodies, Corcoran Laboratories being the party with whom PE has contracted for its exclusive use in the presentation of "Bodies Revealed" exhibits. As a consequence of its contractual arrangement with Corcoran Laboratories PE is satisfied that no third party is entitled to use the "polymer preservation" process to compete with the "Bodies Revealed" exhibition; and

PE is informed and believes that the "rogue" competitor was formerly involved/associated with the Von Hagens and obtained the exhibit from someone in China who did not have the legal right to use the Dow Corning process and as a consequence PE expects Corcoran Laboratories Inc. will be able to enjoin the continuing exploitation by the "rogue" exhibitor.

Term

         This agreement between PE and CPI will be for four (4) exhibitions, one in each of four (4) markets (individually an "Exhibition"). The Term shall be from this date until the last day of the last Exhibition exhibited by CPI pursuant to this agreement. Each Exhibition shall last at least six (6) months with CPI having an option to extend these Exhibitions with terms continuing if business so warrants. CPI may close Exhibitions earlier so long as it consults with PE in advance.

         With the exception of PE's prior obligation to deliver an exhibition of "Bodies Revealed" for exhibit in Earlscourt, England within the next 18 months for a "one run" exhibit, during the Term, CPI shall have the right, to the exclusion of third parties, to exclusively exploit the first four (4) [six (6) in the case of extension, if applicable] exhibitions of "Bodies Revealed" and this agreement shall be exclusive in the sense that PE shall refer all enquiries from potential third party exhibitors to CPI and PE shall not be entitled to contract for the delivery of a "Bodies Revealed" exhibition to a third party or present the exhibit itself until such time as CPI shall have selected and booked the four (4) Exhibitions [six (6) in the case of extension]. In the event of a delay in the selection of markets on the part of CPI, CPI agrees to consider allowing PE to book with third parties newly created exhibitions that are ready for presentation on a basis which would allow PE to reduce storage costs so long as CPI is not adversely affected economically, CPI shall disclose all offers it receives from potential third party exhibitors.

         During the Term, CPI shall be entitled to renew, modify, amend and/or extend the Term of the agreement arising out of this Term Sheet, as follows:

provided that CPI shall have given notice prior to a date which is sixty (60) days following the opening to the public of the third (3rd) Exhibition, for two
(2) additional exhibitions on the same terms and conditions [with the exception of the guaranty amount which shall be $500,000, per Exhibition] recognizing that in the case where the $1,000,000 loan hereafter described is outstanding, the guaranty amount of $500,000 per Exhibition would be a set off against principal and accrued interest repayment by PE of the loan. For greater certainty and notwithstanding any other provision herein to the contrary, should CPI extend for the 2 additional Exhibitions, the effect of setting off the guaranty amount of $1,000,000 against the Loan would be that CPI would return to PE the principal and interest payments made on the Loan by PE; and

provided that CPI shall have given notice prior to a date which is sixty (60) days following the opening to the public of the fifth (5th) Exhibition, for six
(6) additional Exhibitions on the same terms and conditions with the exception of the modifications set out in paragraph 0 and provided that CPI shall have given notice prior to a date which is sixty (60) days following the opening of the twelfth (12th) Exhibition, and only in the case where there is a twelfth (12th) Exhibition, and only in the case where there is a twelfth (12th) Exhibition, for a period of ninety (90) days, CPI shall have the right to negotiate to the exclusion of all third parties a further renewal, extension, modification of this agreement and PE agrees to negotiate in good faith.

PE Contributions/Commitments

         PE shall be responsible for, and shall contribute, the following:

          - each Exhibition, containing human specimens of top quality, free and clear of any adverse claims that might prevent or otherwise interfere with exhibition by CPI as herein contemplated

          - proprietary protection in that PE shall, to the best of their abilities, cause Corcoran Laboratories to prosecute and actively pursue to enjoin any and all uses of its proprietary "plastination" process anywhere in the world whereby third parties attempt to compete with "Bodies Revealed" type exhibits

          -    pipe and drape and all casing exhibition materials et al

          - care and custody of each Exhibition until the point in time that CPI takes possession and control for purposes of physical delivery to the venue at which CPI will next produce and promote the Exhibition and from and after completion of each Exhibition (the intervening period being referred to as the "Exhibition's Run"). Note: PE has represented that it is standard practice for the presenter to be responsible for transporting the exhibit from its place of rest to the venue at which it is to be exhibited next, whereas, in the case of the live entertainment business, the standard practice is for the owner of the show to be responsible for transporting the show to the next venue.

          - insurance to cover each Exhibition and liability insurance, to be treated as a reimbursable expense during the Exhibition's Run

          - gift shop and items (all costs shared equally between PE and CPI), with third-party merchandiser a possibility

          - existing marketing designs and concepts with new ones to be developed jointly

          - designers employed and/or retained by PE have designed the "Bodies Revealed" exhibit and the design has been copyrighted

          - the services of Dr. Roy Glover, Professor Emeritus of Anatomy, University of Michigan, to participate in marketing and public relation projects to promote each Exhibition

          - its know how and expertise rendered from time to time and as needed by those of its senior staff experienced not only in the exploitation of exhibitions generally but also exhibitions similar in nature to "Bodies Revealed", all with a view to guiding and assisting CPI to maximize revenues and net profits.

CPI Contributions/Commitments

         CPI will contribute the following:

          -    marketing and publicity expertise

          -    identifying and procuring appropriate venues

          - funding for all direct and indirect costs of producing and promoting the Exhibition in each locale, which without limiting the generality of the foregoing shall include; transportation of the Exhibition from its then current locale within the USA to the venue at which it is to be exhibited, rent, staffing, maintenance, extra lighting (if none or minimal in house), security, insurance coverage for the Exhibition's Run, the cost of marketing and publicity (the "Local Costs")

Mutual Contributions

         Both parties will mutually agree to the following:

          -    selection of markets

          -    dates of Exhibitions

it being understood and agreed that the parties will be commercially reasonable in the selection of markets and schedules [minimize storage (downtime) and transportation costs (proximity)] for the Exhibitions and CPI will act in good faith when asked to consider proposals made by PE for the use of exhibits when CPI has not as yet selected and booked markets so that PE can minimize its costs in making exhibits available to CPI.

Consideration

         As consideration for the PE contributions/commitments and the entitlement to produce and promote the four (4) Exhibitions, CPI agrees to: (i) advance to PE a credit facility of $1,425,000; (ii) pay PE a non-refundable recoupable guaranty of $425,000 for the first Exhibition and $500,000 for the second, third and fourth Exhibitions payable on the opening date of each Exhibition with the exception of the guaranty payment for the last Exhibition which CPI may pay by delivering a promissory note in the principal amount of $500,000 and repayable without interest on September 30, 2006 (the "Initial Guaranty Amount"); (iii) loan PE the sum of $1,000,000 repayable quarterly on account of principal in the amount of $100,000 in 2005 commencing September 30th and $150,000 in 2006 and thereafter together with interest at the rate of ten percent per annum calculated monthly not in advance and repayable in full in any event of the last date of the Term (the "Loan"); and (iv) pay to PE a share of the net profits earned from the Exhibitions on a cross collateralized basis (the "PE Profit Share").

Credit Facility

         The Credit Facility shall bear interest at the rate of 10% per annum calculated monthly from and after the earlier of the due date or the date of demand, shall be repaid by crediting principal with the guaranty amounts to be paid by CPI to PE; each and every time an Exhibition opens to the public (including the payment made by delivery of the promissory note), and, any remaining unpaid balance of principal and interest accrued thereon shall become immediately due and payable on September 30, 2006. In the event that either: the parties are unable to agree upon the selection of cities and dates for Exhibitions, acting reasonably; and/or, PE refuses or is unable to provide the Exhibitions as herein contemplated, CPI shall be entitled to demand payment on the Note. Forthwith following acceptance of this Term Sheet, PE agrees to provide CPI with formal evidence of indebtedness together with a general security interest over the assets and undertaking of PE.

PE Profit Share

         "Net Profit" shall mean all revenues generated by all the Exhibitions and received by CPI and/or PE [and in those cases where received by PE. PE shall immediately pay over to CPI which may include, without limiting the generality of the foregoing; admission ticket sales, sponsorship, merchandise sales, ticket master rebates, parking and other concessions, guarantees and advances from any source; less, the Local Costs and the Guaranty Amount (being the Initial Guaranty Amount plus the Further Guaranty hereafter described) for the Exhibitions taken as a whole.

         Net Profit shall be calculated bimonthly on or about the 15th and last days of each and every month (practical cut off dates) and within a reasonable period thereafter CPI shall provide PE with an up-to-date accounting for each Exhibition then being exhibited together with a cumulative consolidated accounting for the Exhibitions taken as a whole accompanied by payment of the amount then owing to PE on account of its share of Net Profit which amount shall be paid as an advance against eventual payment of the amount due to PE calculated on the basis of the methodology outlined on the attached worksheet.

         Net Profit from all Exhibitions taken as a whole shall be shared by CPI and PE on the following basis:

first, Net Profit up to and including an amount equal to the aggregate of all Local Costs plus the Guaranty Amount (the "50:50 Split Point") shall be shared equally;

the next $1,500,000. of the Net Profit after the 50:50 Split Point shall be shared 60:40 favoring PE of which CPI shall be entitled to first deduct and retain the sum of $175,000.; and

thereafter, the Net Profit shall be shared 70:30 favoring PE.

Further Guaranty

         From and after the point in time that the gross revenues from the sale of admission tickets to all Exhibitions exceeds $10,000,000., in the case of the base four (4) Exhibitions [$15,000,000. in the case of the six (6) Exhibitions], from its share of Net Profit in excess of the 50:50 Split Point, and only from its share of Net Profit in excess of the 50:50 Split Point, CPI agrees to advance, from time to time, an amount equal to 50% of its share of Net Profit in excess of the 50:50 Split Point to a maximum of $3,000,000., as illustrated on the attached worksheet (the "Further Guaranty"). After Exhibition Six (6) the concept of a Further Guaranty shall not be applicable.

         In the event that CPI elects to extend this agreement for a further six
(6) Exhibitions affix the sixth (6th) Exhibition, the financial terms of this agreement shall be modified as follows:

Extension

         In the event that CPI elects to extend this agreement for a further six
(6) Exhibitions after the sixth (6th) Exhibition, the financial terms of this agreement shall be modified as follows:

the guaranty amount for the additional six (6) Exhibitions shall be $6,000,000 payable $1,000,000 in cash on the date that each of Exhibitions seven (7) through eleven (11) open to the public;

with the exception any "Bodies Revealed" exhibitions being presented by third parties approved by CPI during the Term as extended, CPI shall continue to have the right, to the exclusion of third parties, to exclusively exploit the additional six (6) exhibitions of "Bodies Revealed" and this agreement shall continue to be exclusive in the sense that PE shall refer all enquiries from potential third party exhibitors to CPI. However, should CPI decline a third party offer, one that PE is willing to accept, PE, shall be at liberty to book the exhibition so long as, and only so long as, PE is able to make another "Bodies Revealed" exhibition available to CPI on no less than ninety (90) days prior notice. In the event that CPI requires an exhibit that would otherwise be available and deliverable by PE within the ninety (90) notice period, CPI may require that PE keep such exhibit available to CPI so long as CPI agrees to pay PE's costs (storage and license fees for the specimens), in which event such costs shall be treated as Local Costs;

Net Profit from Exhibitions seven (7) through twelve (12), taken as a whole, shall be shared by CPI end PE on the following basis:

first, Net Profit up to and including an amount equal to one hundred and twenty-five percent (125%) of the aggregate of all Local Costs and the Guaranty Amount [for all Exhibitions covered by the extension taken as a whole] (the "60:40 Split Point") shall be shared 60:40 favoring PE; and

thereafter the Net Profit shall be shared 70:30 favoring PE; and

CPI shall make advances against PE's share of the Net Profit in the same manner as was the case for Exhibitions one (1) through six (6).

Binding Agreement

         As soon as possible following acceptance of this Term Sheet the parties agree to instruct legal counsel and do all manner of things necessary or advisable to incorporate all of the terms of this term sheet into a binding definitive formal agreement(s) by no later than May 13th, 2005 failing which either party shall be at liberty to declare any agreement arising out of this Term Sheet at an end and require that the transaction be unwound. Notwithstanding the foregoing, it is understood and agreed that the right to terminate and unwind shall only arise in the circumstance where the party exercising the right has acted in good faith and has been commercially reasonable in their attempts to negotiate the definitive agreement(s).

Interim Financing

         PE represents that its wholly owned subsidiary corporation, RMS Titanic, Inc., a Florida corporation ("RMST'), currently has 3 exhibitions running that it owns and operates free and clear of all encumbrances, namely:
Titanic exhibits in Las Vegas; Columbus; and, Baltimore. The Las Vegas presentation opened only 1 week ago and already PE/RMC is forecasting a net profit of more than $3.0M. Similarly the exhibits in both Baltimore and Columbus have been open only 2 to 3 weeks and early indications support forecasted net profits for each of over $2.0M.

         PE has immediate need for the proceeds of the Credit Facility and the Loan and CPI is willing to accommodate an early advance of the Credit Facility and the Loan on and Subject to the following terms and conditions:

PE and RMST would provide a joint and several debt instrument that becomes due and payable on May 13th, 2005;

the Note would he secured by the net admission ticket receipts [which RMST is now entitled to and is receiving on an ongoing basis] of the 3 Titanic exhibitions currently running;

the debt instrument and the security in support thereof shall be in form and content satisfactory to CPI's legal counsel;

the enforceability, validity, due execution and priority of the debt instrument and the security shall be opined upon by attorneys acceptable to CPI; and

the costs of the Interim Financing transaction shall he paid by PE.

         The definitive agreements shall replace the documentation contemplated in this paragraph 12 with the exception that the Loan shall continue to be secured as contemplated in this paragraph 12 on the understanding that so long as PE is not in default, CPI would not take any action to enforce its security and would postpone and subordinate to subsequent financing so long as any such subsequent financing does not impair its security, such determination to be made by CPI acting reasonably.

         For greater certainty and just to be sure that there are no misunderstandings in this regard, from the initial closing funds it is understood and agreed that a portion of the funds shall be directed to CCE to pay off a prior existing lien filed with the UCC [approximately $50,000.] and that CPI will cooperate in the closing of the transaction whereby PE acquires the "Bodies Revealed" exhibition now being exhibited in Seoul by providing a substantial portion of the purchase price and subordinating its security interest to a vendor take back interest in favor of CCE.

Premier Exhibits, Inc.                  RMS Titanic, Inc.

By:       /s/ Arnie Geller                    By:     /s/ Arnie Geller
          -----------------------------               -------------------------
Name:         Arnie Geller                    Name:       Arnie Geller
          -----------------------------               -------------------------
Title:     President & CEO                    Title:   President & CEO
          -----------------------------               -------------------------


SAM Tours (USA), Inc.

By:       /s/ David C. Bennett
          -----------------------------
Name:         David C. Bennett
          -----------------------------
Title:
          -----------------------------

To:               Arnie Geller- Premier Exhibitions, Inc. ("PE")
                  Amy Granat and Steve Traxler, JAM Exhibitions, L.L.C. ("JAM") Michael Cohl, Concert Productions International Inc. ("CPI")

And to:           Brian Wainger, counsel to PE
                  Jeffrey Goldberg, counsel to CPI

From:             John Perkins, SAM Tour (USA), Inc. ("SAM")

Date:             Thursday August 19, 2005 .

         Whereas, PE, on the one hand, and SAM, CPI and JAM on the other, will each say that they have acted in good faith and been commercially reasonable in their attempt to negotiate the definitive agreement(s) (the "Definitive Agreement") contemplated by the Term Sheet between PE and SAM dated April 13, 2005 (the "Term Sheet") and the other has not;

         And whereas the negotiation has therefore been frustrated and rather than pursue a litigious solution the parties have agreed to proceed in the manner described below in the hope that working together they can resolve issues which may have been the source of the frustration in the negotiation process with a view to then being able to complete the Definitive Agreement and move forward in the manner all as more particularly set out in the Term Sheet.

1. The parties are in agreement as to the following statements/facts:

         (i) SAM has delivered notice demanding repayment of the $2,425,000. plus interest, where applicable, owing by PE to SAM on account of the "Interim Financing"- paragraph 13 of the Term Sheet (the `Bridge Loan"), evidenced by a promissory note (the "Note") and a security agreement by and between PE and SAM, dated as of March 31, 2005 (the "PE Security Agreement") and a security agreement by and between RMS Titanic Inc. and SAM, dated as of March 31, 2005 (the "RMS Security Agreement" and together with the PE Security Agreement, the "Security Agreements");

         (ii) John Perkins, as nominee for SAM, is party to a subscription agreement dated March 31, 2005, pursuant to which he purchased 300,000 shares of PE (the "Subscription Agreement");

         (iii) John Perkins, as nominee for SAM ("JHP"), has delivered notice demanding payment of the $500,000 owing by PE pursuant to a certain put agreement (the "Put");

         (iv) As additional security for the "Bridge Loan" PE has delivered an assignment of ticket proceeds to SAM dated March 31, 2005 (the "Assignment");

         (v) the CPI development and start up costs incurred to date are $_________ ("CPI Costs")

         (vi) the current schedule for the opening of prospective exhibits is:

                 a. August 2005                 Tampa
                 b. December 2005               ----------------------
                 c. December 2005               ----------------------
                 d. March 2006                  ---------------------- and
                 e. May 2006                    ----------------------;

2. In the interest of avoiding litigation and with a view to completing the good faith negotiation of the Definitive Agreement the parties agree as follows:

          A. SAM forebears in: (i) the commencement of legal proceedings for a breach of contract; and, (ii) the timely collection of amounts due on the Bridge Loan and the Put;

          B.   the Tampa  Exhibit  proceeds  as is  contemplated  under the Term
               Sheet: CPI funds all operating costs; net profit is to be calculated and distributed bi-monthly etc. with the exception that charges or expenses incurred in respect of any other exhibits are not to be included in the calculation of net profits; and, the guaranty of $425,000 to be paid by CPI to PE shall be directed to SAM to repay $425,000 on account of sums due under the Bridge Loan. For greater certainty, in furtherance of CPI's obligation to pay the operating costs for the Tampa Exhibit, CPI agrees to forthwith reimburse PE for all expense incurred by it for the Tampa Exhibit.

          C. CPI shall have the exclusive third party right to promote and produce Bodies exhibitions as was contemplated under the Term Sheet (a "CPI Exhibit") with the exception that PE can solicit offers from potential exhibitors includes museums and third party promoters and shall be entitled to contract such exhibits only if CPI shall have first been offered the right to have such exhibit included as one of their exhibits and declined. PE agrees to provide sufficient supporting information to permit CPI to make an informed decision and CPI agrees to make its decisions within 5 business days of receipt of PE's notice of the third party offer. If CPI so elects, such an exhibit (a "CPI/PE Exhibit") becomes one of the 4 exclusive exhibits contemplated by the Term Sheet. Financial matters for CPI Exhibits and CPI/PE Exhibits shall be dealt with in the same manner as the Tampa Exhibit (one of the 4 exclusive exhibits contemplated by the Term Sheet) with the exception that any and all losses from prior completed exhibitions (the Tampa Exhibit, CPI Exhibits and CPI/PE Exhibits) shall be treated as a cost of the next CPI Exhibit or the CPI/PE Exhibit, as the case may be, for purposes of calculating net profits.

         For greater certainty:

         i. PE shall have the right, acting commercially reasonably, to deny permission for a CPI Exhibit; and

         ii.      the parties shall establish a protocol and methodology for:
                  (a) holding, blocking and booking dates for upcoming exhibitions; (b) the maintenance of a leads list that identifies prospective venues to ensure that the other party does not interfere with or duplicate the efforts of the other;
                  (c) keeping one another fully informed as to ongoing negotiations with prospective venues; and, (d) other matters that will avoid conflict, confusion etc. in efforts to book venues and operate exhibitions;

          D. In the event that CPI has produced; or has contracted to produce, at least two (2) CPI Exhibits (exclusive of the Tampa Exhibit) by no later than February 14th, 2006 (the "Threshold" or "Forbearance Period"), PE and CPI agree to forthwith meet to negotiate and complete the Definitive Agreement as specifically detailed in the Term Sheet and subject only to changes necessitated by facts arising from the contracting for and operation of the CPI Exhibits and CPI/PE Exhibits then in existence. In the event that the Threshold is not attained by CPI, PE shall be at liberty terminate CPI's future rights in respect of the promotion and production of Bodies exhibitions;

          E. CPI shall have the right to call this arrangement at an end at any time during the period commencing the 14th day of October, 2005 and ending 12:00 p.m. in Atlanta, Georgia December 15th, 2005 by written notice delivered by telefax and/or email to the offices of PE;

          F. PE specifically agrees to defend, indemnify, and hold harmless SAM, CPI, JAM and all of their respective officers, directors, shareholders, agents and affiliates (the "Indemnitees") from any loss, claim, damage, liability, cost or expense (including but not limited to all reasonable attorney's fees and other costs of litigation or arbitration) resulting from any claim asserted by Plastination Company, Inc. (or its officers, directors, parents, successors, joint venturers, joint authors, partners, shareholders or any of their respective heirs or assigns) against PE or any Indemnitee without regard to the nature of the claim asserted;

          G. In the event that this arrangement terminates as a result of either party's right to terminate (paragraph D and E) PE shall pay: (i) the then unpaid balance of the Bridge Loan; (ii) the CPI Costs; (iii) the Put (subject to delivery of the PE shares); and,
               (iv) the return of all prior bi-monthly distributions paid by CPI and/or JAM to PE to the extent of 50% of the aggregate net losses arising from the Tampa Exhibit, the CPI Exhibits and the CPI/PE Exhibits (together the "Amount Due"), as follows:

                           the lesser of the Amount Due or $1.0M shall be paid 30 days after the date of termination (the "First payment") and thereafter the remaining unpaid balance, of the Amount Due shall be repaid in monthly installments of $125,000. The unpaid balance of the Amount Due shall become due and payable on the date which is 6 months after the date of termination. In the event that PE repays the Amount Due in full prior to the due date, which PE shall have the right to do without penalty, then PE shall be entitled to an effective interest rate of 9% if repaid in the 4th month after the First Payment, 8% in the 3rd month, 7% in the 2nd month and 6% in the first month.

STATEMENT OF PRINCIPLE:

         This conciliatory plan of resolution has been reached by the parties acting in good faith and each represents and warrants to the other of them that the negotiation of this arrangement has been a bona fide attempt on each of their parts to come to the Definitive Agreement subject only to CPI attaining the Threshold with the view to avoiding a lawsuit and making amicable provisions for the repayment of monies due by PE to SAM, CPI and JAM in the event that the Threshold is not attained.

         H. NO FUTURE OBLIGATION: PE acknowledges that SAM, CPI and JAM are under no obligation to extend the Forbearance Period beyond October 14, 2005 as set forth in section E above.

         I. NO WAIVER. The obligations of SAM, CPI and JAM hereunder shall not prejudice, diminish nor act as a waiver of SAM, CPI and JAM's rights to enforce any such right or remedy in the event of a default by PE hereunder or after the expiration of the Forbearance Period. The obligations of PE hereunder shall not prejudice, diminish nor act as a waiver of PE's rights to enforce any such right or remedy in the event of a default by SAM, CPI and JAM hereunder or after the expiration of the Forbearance Period.

         J. REPRESENTATIONS AND OBLIGATIONS. PE represents and warrants to SAM, CPI and JAM and agree that:

         i. PE has requested CPI, SAM and JAM to forbear from exercising its rights and remedies under the Bridge Loan, Put and Assignment to the extent provided herein and that such request is in the best interests of PE.

         ii. PE will execute from time to time such agreements, instruments or other documents as reasonably requested by CPI, SAM or JAM to effectuate the terms of this Agreement.

         iii. PE hereby reaffirms, ratifies and acknowledges that all the terms and conditions of the Bridge Loan, Put and Assignment are in full force and effect, and that the monetary obligations thereunder are and will continue to be due and payable subject to the terms of this Agreement as well as the terms of the Bridge Loan, Put and Assignment PE further reaffirms that they are indebted to CPI, SAM and JAM as set forth in the Term Sheet, Note, Security Agreements and Put.

         iv. PE, CPI, SAM, and JAM each represents and warrants that it has not been coerced or in any way unduly influenced into signing this agreement or any other document required herein, and their execution hereof is their voluntary act, following consultation with counsel of their respective choice. The parties represent and warrant that the consideration given by the other party to it hereunder has resulted in a material benefit to it and represents good and valuable consideration.

         v. Except as set forth in paragraph 2(B) relating to the Tampa Exhibit, there are no claims to reduce or dispute the amount due, nor does PE have any claims of any other nature against CPI, SAM or JAM or any defenses, set offs, or counterclaims
                  (i) in connection with any of their obligations under the Note, Security Agreements, Put or Assignment and (ii) to the exercise by CPI, SAM or JAM of any of its rights under the Note, Security Agreements, Put, Assignment and this agreement.

         vi. This agreement executed by or on behalf of CPI, SAM, JAM and PE have been duly executed and delivered by the parties thereto, and each constitutes a legal, valid, and binding obligation of each of them, enforceable in accordance with its respective terms (subject to any applicable bankruptcy, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors' rights).

         K. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York.

         L. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

         IN WITNESS WHEREOF, each of the respective parties has caused this Agreement to be duly executed by its respective officers as of the day and year first above written.


                      JAM EXHIBITIONS LLC
                      JAM THEATRICALS, ITS SOLE MEMBER

                      By:       /s/ Arny Granat
                         -------------------------------------------------------
                                Name:  Arny Granat
                                Title:  Chairman

                     CONCERT PRODUCTIONS INTERNATIONAL INC.

                     By:
                         -------------------------------------------------------
                                Name:
                                Title:

                     PREMIER EXHIBITIONS INC.

                     By:        /s/ Arnie Geller
                         -------------------------------------------------------
                                Name:  Arnie Geller
                                Title:  President & CEO

                     SAM TOUR (USA) INC.

                     By:
                         -------------------------------------------------------
                                Name:  John Perkins
                                Title: